EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of or incorporation by reference in (a) The Genlyte Group Incorporated's (the "Company's") previously filed Registration Statements on Form S-8 (Registration No. 333-30066, No. 333-93369, No. 33-30722 and No. 33-27190) and (b) the
Company's Form 10-K for the year ended December 31, 1999 of our reports dated February 2, 2000 included in the Company's Annual Report to Stockholders for the year ended December 31, 1999.

                                             /s/ ARTHUR ANDERSEN LLP


Louisville, Kentucky
March 24, 2000